Exhibit 3.266

ARTICLES OF INCORPORATION

OF

WILMINGTON TREATMENT CENTER, INC.

1. The undersigned intends to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and to that end sets forth the following:

2. The name of the corporation is:

WILMINGTON TREATMENT CENTER, INC.

3. (a) The number of shares the corporation is authorized to issue are:

CLASS	NUMBER OF SHARES AUTHORIZED	PAR VALUE

Common	5,000	$.01

(b) No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

4. The post office address of the initial registered office, including street and number is 3975 University Drive, Suite 220, Fairfax, Virginia 22030.

5. The initial registered office is located in the City of Fairfax.

6. The name of its initial registered agent is James M. Sack, who is a resident of Virginia, a member of the Virginia State Bar, and whose business office is identical with the registered office.

7. The names and addresses of the initial directors are as follows:

Name	Address

Michael Beavers	674 Ad Hoc Road Great Falls, Virginia 22066

James E. Fay	674 Ad Hoc Road Great Falls, Virginia 22066

Dated: June 2, 1987	/s/ Lowell D. Turnbull
Lowell D. Turnbull
1220 19th Street, N.W.
Suite 700
Washington, D.C. 20036

CIS090	8 7 0 6 2 0 / 0 9

304655

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

June 4, 1987

CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

WILMINGTON TREATMENT CENTER, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective June 4, 1987.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of (Filed in Fairfax Co.) following admission to the records of the Commission.

STATE CORPORATION COMMISSION

By	/s/ Elizabeth B. Lacy
Commissioner

Court Number: 303

01519NEW